Exhibit 99.1

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SEPTEMBER 26, 2013 / 02:30PM GMT, WOR - Q1 2014 Worthington Industries Earnings Conference Call

CORPORATE PARTICIPANTS

 Cathy Lyttle Worthington Industries - VP of Corporate Communications and IR

 John McConnell Worthington Industries - Chairman and CEO

 Andy Rose Worthington Industries - VP and CFO

 Mark Russell Worthington Industries - President and COO

CONFERENCE CALL PARTICIPANTS

 Martin Englert Jefferies & Co. - Analyst

 Curt Siegmeyer Cleveland Research - Analyst

 Aldo Mazzaferro Macquarie Securities - Analyst

 PRESENTATION

Operator

 Good morning, ladies and gentlemen, and welcome to the Worthington Industries first-quarter 2014 earnings call. All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I would like to introduce, Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries - VP of Corporate Communications and IR

 Thank you, John. Good morning, everyone. Thanks for joining us on our first-quarter conference call.

Certain statements made on this call are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. Please refer to our first-quarter earnings release we issued yesterday afternoon for more detail on those factors that could cause actual results to differ materially.

For anyone interested in listening to this call again, a replay will be made available on our Company website.

On the call today are John McConnell, Chairman and Chief Executive Officer; Mark Russell, President and Chief Operating Officer; and Andy Rose, Vice President and Chief Financial Officer. John will begin.

 John McConnell - Worthington Industries - Chairman and CEO

 Thank you, Cathy. We had a strong quarter and I want to get right to the presentations from Mark and Andy so, Mr. Rose.

 Andy Rose - Worthington Industries - VP and CFO

 Thank you, John, and good morning, everyone. The Company's performance in the first quarter of fiscal 2013 was once again solid, driven by strong performances at steel, cylinders and several of our joint ventures. Engineered Cabs earnings improved modestly from the prior quarter but were off significantly as compared to last year when earnings peaked.

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SEPTEMBER 26, 2013 / 02:30PM GMT, WOR - Q1 2014 Worthington Industries Earnings Conference Call

Quarterly earnings per share of $0.76 were up $0.27 from the prior year but benefited from a one-time gain and a one-time tax benefit offset by modest restructuring charges. Adjusted for these three items, we earned $0.58 per share.

Inventory holding losses were $0.01 per share loss during the quarter as steel prices remained relatively stable. The unique items during the quarter were as follows. First, miscellaneous income of $11 million related to a non-cash gain on the write-up of our investment in tailor welded blanks, our laser welding business, that plays an important role in vehicle light weighting.

We acquired an additional 10% in the venture and now control 55% of the business.

Second, a one-time tax benefit of $4.5 million related to acquiring control of TWB and the resulting change in our Mexico operation's tax liability.

Third, $2.5 million in SG&A expense accruals for litigation in a cylinders case in a fire involving a small isolated facility at our Austrian cylinder operation.

And finally, net restructuring charges of $0.8 million for the quarter but contained in there was a $4.8 million gain from the sale of our integrated terminal steel warehouse and a $4.6 million impairment on Precision Specialty Metals, our stainless business.

SG&A did increase $12 million this quarter but half of that was due to acquisitions and another $2.5 million was one-time items outlined above. The balance was compensation and benefits.

Cylinders operating income was up almost 30% from $15 million to $19.5 million driven by strong contributions from the energy, retail and heating tank product lines. Double-digit year-over-year volume increases in hand torches and heating tanks appear to be driven by an improving residential construction market.

Effective August 1, 2013, earnings from majority-owned TWB were consolidated in the Steel Processing segment and added $1.5 million in operating income, 45% of which is our partner share and is eliminated in the noncontrolling interest line.

Steel Processing direct volumes were up 5% excluding volumes from TWB while toll volumes declined 6%. Steel saw strength in automotive and agriculture offset by weakness early in the quarter in our coatings business at Delta and Spartan. Volumes at these two facilities have been steadily improving more recently.

Volumes in Engineered Cabs appear to have stabilized while operating income rose a modest $900,000 from the prior quarter due to cost reductions. Operating income was down $5 million from the prior year quarter as earnings were peaking prior to the recent downturn in the sector. The business generated $4.5 million of EBITDA during the quarter before corporate allocations.

Equity income from our joint ventures during the quarter was up $4.3 million led by increases at ClarkDietrich, WAVE and ArtiFlex. Commercial construction activity does appear to be improving helping our construction related businesses. We received dividends of $26.6 million during the quarter including another $8.3 million earnings distribution from ClarkDietrich.

Free cash flow for the quarter was very good at $81 million after capital expenditures of $13 million. In June, the Board of Directors approved a $0.02 per share dividend increase to $0.15 per share payable tomorrow, September 27. Yesterday the Board declared a $0.15 per share dividend for the second quarter payable on December 2013. We also repurchased 880,500 shares for $30.5 million during the quarter at an average price of $34.66.

Our business has been performing well and generating an increasing amount of free cash flow. We will continue to pursue a balanced approach to deploying this capital into acquisitions, capital investment, dividends and share repurchases as opportunities arise.

Debt decreased by $52 million during the quarter. Our balance sheet continues to have modest leverage and significant available capital. At quarter end, we had total funded debt of $469 million and $455 million available under our revolving credit facilities.

The integration of our energy businesses, Palmer Tank and Westerman, continues. Financially and operationally, they are performing well and we have invested in new production capacity at both facilities to meet demand from our customers. We are also pursuing several new opportunities to expand our cylinder manufacturing business while meeting our objectives of higher margins and higher growth markets.

We are pleased with our performance in the first quarter. Our Centers of Excellence continues to improve the performance of our businesses particularly in cylinders and Engineered Cabs where we were fully engaged in identifying and implementing improvement opportunities. Our acquisition team continues to maintain a full pipeline of deals that will enable us to introduce new products to our customers and enter new markets.

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SEPTEMBER 26, 2013 / 02:30PM GMT, WOR - Q1 2014 Worthington Industries Earnings Conference Call

Finally, there is momentum building with our effort to become more innovative and develop our own proprietary products. We have a strong team of people leading us forward and we are excited about the progress we are making towards increasing the value of our shareholders investment.

I will now pass the call to Mark Russell, who will talk about operations.

 Mark Russell - Worthington Industries - President and COO

 Thanks, Andy. Let's look first at the joint ventures. As Andy mentioned, we purchased a controlling interest in TWB and the remaining 45% interest was sold to our new partner, Wuhan Iron and Steel Company, or WISCO. We are looking for to working with WISCO to grow this business in North America, as WISCO now takes the leading role formerly held by ThyssenKrupp in the welded blanks market in the rest of the world.

TWB has seven locations in the US and Mexico and we are committed to being a leading provider of welded blanks in the North American market. This is a strong market niche where we can help reduce the weight of cars and trucks in a very cost-effective way.

WAVE continued its string of outstanding profit and operating performance. WAVE continues to find ways to grow both their top and bottom line. One notable example of this is their sales growth in drywall grid which is up over 30% over last year's quarter. WAVE is finding success in drywall grid with the same focus on quality, installation ease and expertise, and solution selling that has for many years driven their outstanding record of growth in the ceiling grid market.

And as we have said, the eventual recovery in commercial construction should also drive a significant increase in WAVE's performance.

Our ClarkDietrich venture with Marubeni-Itochu Steel had a strong quarter and like WAVE, is also well-positioned to capitalize on the eventual recovery in the North American commercial construction market.

Our 11 joint ventures are a very important part of our earnings engine and represent some of our highest margins as well as several outstanding growth opportunities. We will continue to use joint ventures where we find opportunities that may not make sense for us to pursue alone but where with a partner we can see a bright future and strong returns on capital.

Turning to the wholly-owned businesses. Engineered Cabs saw continued flat demand for their products though the supply chain is definitely more balanced now that the major customer inventories have generally been worked off.

The diagnostic stage of our transformation process just concluded at our third facility, which is the flagship operation in South Dakota. We are now moving into the mobilization and implementation stage there and continue to expect transformational improvements that are at least equal to those we have seen previously in the steel business and now in parts of cylinders.

Overall, we are still confident in the long-term prospects for the Cab business and with John Lamprinakos leading an invigorated management team with several new and very capable people.

Customer volume in the steel business for the quarter was fairly consistent with the most recent data published by the Metal Service Center Institute. Our coated products business continues to strengthen with both our Delta, Ohio and Monroe, Michigan galvanizing lines running at higher levels in the quarter.

Demand in automotive remains strong and demand in other key markets is fairly steady.

Cylinders had an impressive quarter that was driven by transformational improvements and of course the strong results from our newly acquired energy businesses. The former Westerman and Palmer businesses have been integrated into a single business unit and we're seeing immediate results from our early work to plug them into our nationwide commercial selling network which has already significantly expanded their customer base and is prompting us to add production capacity there in the form of additional shifts.

On the alternative fuels front, we're working with a number of OEMs in developing and in several cases gearing up to produce new alternative and bi-fuel vehicles including new compressed natural gas and propane, car and truck platforms being introduced by General Motors and Ford.

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SEPTEMBER 26, 2013 / 02:30PM GMT, WOR - Q1 2014 Worthington Industries Earnings Conference Call

We also saw continued progress in the introduction of our new liquid cryogenic cylinders with several new products in the development pipeline. And commercial scale production of our introductory cryogenic cylinder commencing in our Westerville, Ohio facility this quarter.

Energy, alternative fuels, and cryogenics continue to be among our best growth ideas going forward and we will keep you updated on the fast pace of our progress in these markets in future quarters.

John, back to you.

 John McConnell - Worthington Industries - Chairman and CEO

 Thank you, Mark, thank you, Andy. It was a good quarter and we are proud of all members of the Worthington family for their hard work and the results we produced. Looking forward, we remain confident in our ability to deliver a strong performance.

You have consistently heard us speak to the strong contributions from our joint ventures. Because most are not consolidated, we know it can be easy to lose sight of their impact and we want to continue to keep you aware of their significant cash and earnings contributions.

Of course our confidence is derived from much more than the strength of our current joint ventures. It comes from our strategic pillars which were also speak to on a regular basis. At the center of our strategy is our Centers of Excellence, or COE, which is a direct descendent of our successful transformation. We currently have COE teams embedded in each primary business. The mission of our Centers of Excellence teams is to drive innovation, consistently pushing us to improve. They are critical in driving internal, organic improvement.

Our COE teams are a central element in another strategic pillar, the acquisition of companies that meet our criteria for improving our margins while decreasing the volatility of our earnings.

We continue to have a strong acquisition pipeline marginally but not exclusively focused on energy within the cylinder company. Our COE teams play a crucial role in due diligence, integration if an acquisition is completed, and by transferring best practices of an acquired company back to our core businesses.

Lastly, and stealing a phrase from my father, because we believe we have just scratched the surface on what we can accomplish, we remain committed to repurchasing our shares. Combined with our commitment to maintaining an attractive dividend we believe it is an important element in returning value to our shareholders.

At this point we are happy to take any questions you may have.

 QUESTION AND ANSWER

Operator

 (Operator Instructions). Martin Englert, Jefferies.

 Martin Englert - Jefferies & Co. - Analyst

 I'm trying to think through the impact of TWB now consolidated within steel. Any detail on a go-forward basis for modeling purposes how we should think about the volumes, EBIT contribution, and also D&A for the overall Company?

 Andy Rose - Worthington Industries - VP and CFO

 I guess I would point you to the 10-K, Martin, where we list out some of the annual performance measures for the JVs. TWB is listed in there with revenue and operating income. So I would use that as the basis.

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SEPTEMBER 26, 2013 / 02:30PM GMT, WOR - Q1 2014 Worthington Industries Earnings Conference Call

 Martin Englert - Jefferies & Co. - Analyst

 Is there any kind of base that you can give us for the volume contribution maybe on a trailing 12 month basis or prior year there?

 Andy Rose - Worthington Industries - VP and CFO

 Off the top of my head, I don't, we will work on that one.

 Mark Russell - Worthington Industries - President and COO

 Let us check.

 Andy Rose - Worthington Industries - VP and CFO

 Maybe by the end of the call we can give you a number.

 Martin Englert - Jefferies & Co. - Analyst

 Okay. And within WAVE there, what are you seeing regarding the commercial trends? Is there any more of a shift towards new projects and private work as opposed to the refurbishment type work?

 Mark Russell - Worthington Industries - President and COO

 No, the mix of business there is pretty much unchanged and still is dominated by remodel work. Remodel and refurbish is a dominant part of their business. That is one of the reasons we are very bullish on commercial construction recovery because we think they will still have a good book of remodel business. And then they will get the new build as well on top of that.

 Martin Englert - Jefferies & Co. - Analyst

 Okay, excellent, thank you.

Operator

 (Operator Instructions) Chris Olin, Cleveland Research.

 Curt Siegmeyer - Cleveland Research - Analyst

 Hi, good morning, this is Curt Siegmeyer in for Chris. Just maybe digging into the commercial construction market a little bit more, there is a lot of mixed signals out there right now. So I was just wondering if you guys could maybe just give a few more details on what is driving your confidence in that market, maybe some specific examples of where you have seen some incremental demand pull and kind of what you are expecting as you move forward into next year?

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SEPTEMBER 26, 2013 / 02:30PM GMT, WOR - Q1 2014 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President and COO

 Well, don't misunderstand us, we are not projecting the recovery at this point, we don't see it yet. Where we see some strength, obviously residential everybody sees the strength there. Where we see some strength on the commercial side, which is encouraging, is in some of the pre-build infrastructure. We picked up a lot of culvert business in the steel business which culverts are usually a leading -- can be a leading indicator for subdivision development, etc., and things like that.

But we don't -- I wouldn't say we have any definite signs of a commercial construction recovery in our numbers. But we certainly believe that it will happen in eventually. And when it does, we think we have several businesses that are very well-positioned to take advantage of it.

 Curt Siegmeyer - Cleveland Research - Analyst

 Okay. And then just maybe as a follow-up. Are you able to quantify how much of an impact weather might have had on the quarter, if any, on the cylinder segment?

 Mark Russell - Worthington Industries - President and COO

 We don't see a real big weather impact to what the results are for the quarter. Where we do sometimes see a weather impact in some of the business lines we didn't see. I think it is fairly consistent for the quarter.

 Curt Siegmeyer - Cleveland Research - Analyst

 Got it. Thanks, guys.

Operator

 Aldo Mazzaferro, Macquarie.

 Aldo Mazzaferro - Macquarie Securities - Analyst

 A couple of questions on the TWB business, you know, the tailor welded blanks generally, is there a lot of tailor welded blanks operated in China, for example? And I am wondering whether the fact you consolidated now with WISCO as your partner, does that give you a -- open some doors possibly for new facilities in China?

 Mark Russell - Worthington Industries - President and COO

 They definitely have business in China. That's the fastest growing market for welded blanks in the world right now. And that of course is probably one of the reasons that WISCO wanted to pick up the ThyssenKrupp interest in that business. So that is growing very fast in China. We look forward to working with WISCO on the tailor welded blanks business and any other ideas we can come up with with them.

 Aldo Mazzaferro - Macquarie Securities - Analyst

 So in your agreement with WISCO, would you be able to establish a TWB business in China or is WISCO kind of controlling that market themselves?

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SEPTEMBER 26, 2013 / 02:30PM GMT, WOR - Q1 2014 Worthington Industries Earnings Conference Call

 Mark Russell - Worthington Industries - President and COO

 No, WISCO -- WISCO controls the China market. So we have North America, they have the rest of the world.

 Aldo Mazzaferro - Macquarie Securities - Analyst

 Great. Okay. And then in your Dietrich business I was talking to our buildings products guy the other day. He's seeing a lot better demand trends in drywall. Is that what you are seeing in the studs business as well?

 Mark Russell - Worthington Industries - President and COO

 No, I wouldn't interpret that as an increase in the drywall market. I would interpret that as us was picking up share for drywall grid. Remember that is an alternative way to hang drywall. And they are very successfully filling that product. The same way we have sold ceiling grid for decades, so.

 Aldo Mazzaferro - Macquarie Securities - Analyst

 Got it. And then, Mark, could you just briefly tell us in the shale gas sector, what types of products are in the tanks that you are supplying? Is it stuff to be injected or is it stuff that comes out of the well? What exactly goes into the tank at a site?

 Mark Russell - Worthington Industries - President and COO

 Well, all of our products go into well completion. So we -- the well is completely drilled and finished by the time our products come on the site. So we have production tanks, which store liquids that come out of the well. We have separators which separate the gas from the liquids and then we have very sophisticated gas processing units which handle complex streams that come up that might involve water or gas and oil and might have -- be at extremely high pressure and/or considered and be acidic, for example.

You need a gas processing unit on the surface to handle that. And those are pretty sophisticated pieces of equipment. They involve a code pressure vessel and then a lot of ancillary equipment. And for example, the most expensive version of that we sell is well over $100,000 per piece.

So every well that is completed is a business opportunity for us.

 Aldo Mazzaferro - Macquarie Securities - Analyst

 Great, well, thanks very much. Good luck.

 John McConnell - Worthington Industries - Chairman and CEO

 Are there any other people on the call right now?

Operator

 No further questions.

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SEPTEMBER 26, 2013 / 02:30PM GMT, WOR - Q1 2014 Worthington Industries Earnings Conference Call

 John McConnell - Worthington Industries - Chairman and CEO

 No further questions. I've got two points I would like to make. One in Mark's response to the drywall, you were talking about Dietrich distributors and he answered with drywall grid and WAVE. But we have seen some pick up in Dietrich's business, I think that is true.

 Andy Rose - Worthington Industries - VP and CFO

 Yes. Their volumes were up 5%.

 John McConnell - Worthington Industries - Chairman and CEO

 Yes, so -- that's --.

 Mark Russell - Worthington Industries - President and COO

 I thought the question was about the drywall market.

 John McConnell - Worthington Industries - Chairman and CEO

 It was but he referenced the Dietrich (multiple speakers) I think. So anyway just to clarify that. And secondly, we saw a number of you speak to weakness in cylinders referencing volumes. And I asked Andy to put together kind of a statement around understanding the volumes a little better.

 Andy Rose - Worthington Industries - VP and CFO

 Yes. We have talked a little bit about this but I think it is a point worth emphasizing from previous quarters is as we have moved into some of the newer cylinder businesses related to alternative fuels and then specifically the energy businesses that we bought last year, the cylinder volume metric becomes much less relevant as an indicator of activity and profit in that business.

Just as an example, we sell camping cylinders 40 million a year that are sort of $2.00 to $2.50 apiece versus contrast that with the energy business you just heard Mark mention, we sell very large tanks that range anywhere from $10,000 apiece all the way up to $100,000 and we may sell those number in the hundreds in a year.

So it is hard to look at a total volume metric in cylinders as a real true indication of how that business is performing. And one of the things we are continuing to contemplate is how we can give you a better indication of some of the subsectors there. So we will continue to work on that and hopefully come up with something that will be more relevant.

 John McConnell - Worthington Industries - Chairman and CEO

 You were going through the numbers, for instance, retail was up.

 Andy Rose - Worthington Industries - VP and CFO

 Correct.

 John McConnell - Worthington Industries - Chairman and CEO

 This quarter. Excellent. Well thank you all for joining us. It was a good performance and we look forward to talking to you next quarter.

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SEPTEMBER 26, 2013 / 02:30PM GMT, WOR - Q1 2014 Worthington Industries Earnings Conference Call

Operator

 Ladies and gentlemen, this conference is available for replay. It starts today at 12.30 PM Eastern time, will last until October 3 at midnight. You may access the replay at any time by dialing 800-475-6701 or 320-365-3844 and the access code is 302295. (Operator Instructions).

That does conclude your conference. Thank you for your participation. You may now disconnect.

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